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EXHIBIT 11.1

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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                                                               Year Ended December 31,
                                                         -----------------------------------
                                                         1996            1995           1994
                                                           -----------------------------------
                                                        (In Thousands Except Per Share Data)
SIMPLE:
    Shares outstanding at beginning of period            3,430          3,430          3,430
    Shares issued upon exercise of stock options             3              -              -
    Shares issued as grants of restricted stock             13              -              -
    Additional shares issuable                               -              -              -
                                                       -------        -------        -------
    Total weighted average shares and common stock
      equivalents outstanding                            3,446          3,430          3,430

    Net income                                         $ 1,963        $   371        $   894
                                                       -------        -------        -------
                                                       -------        -------        -------
    Net income per common share                        $  0.57        $  0.11        $  0.26
                                                       -------        -------        -------
                                                       -------        -------        -------

PRIMARY:
    Shares outstanding at beginning of period            3,430          3,430          3,430
    Shares issued upon exercise of stock options             3              -              -
    Shares issued as grants of restricted stock             13              -              -
    Additional shares issuable                           1,869          1,752          1,674
                                                       -------        -------        -------
    Total weighted average shares and common stock
      equivalents outstanding                            5,315          5,182          5,104

    Net income                                         $ 1,963        $   371        $   894
    Interest reduction, net of tax                         347            658            744
                                                       -------        -------        -------
    Net income available to common shareholders        $ 2,310        $ 1,029        $ 1,638
                                                       -------        -------        -------
                                                       -------        -------        -------

    Net income per common share                        $  0.43        $  0.20        $  0.32
                                                       -------        -------        -------
                                                       -------        -------        -------

FULLY DILUTED:
    Shares outstanding at beginning of period            3,430          3,430          3,430
    Shares issued upon exercise of stock options             3              -              -
    Shares issued as grants of restricted stock             13              -              -
    Additional shares issuable                           1,869          1,752          1,674
                                                       -------        -------        -------
    Total weighted average shares and common stock
      equivalents outstanding                            5,315          5,182          5,104

    Net income                                         $ 1,963        $   371        $   894
    Interest reduction, net of tax                         174            684            747
                                                       -------        -------        -------
    Net income available to common shareholders        $ 2,137        $ 1,055        $ 1,641
                                                       -------        -------        -------
                                                       -------        -------        -------

    Net income per common share                        $  0.40        $  0.20        $  0.32
                                                       -------        -------        -------
                                                       -------        -------        -------

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